SMITH BARNEY INCOME FUND
SMITH BARNEY PREMIUM TOTAL RETURN FUND
January 1, 1998 through June 30, 1998


			Trade								% of
Issuer			Date	Selling Dealer		Amount
	Price		Issue

Capital Automotive	2/17/98	Freidman, Billings,	465,000
	$15.00		2.52%
REIT				Ramsey & Co.

Union Pacific		3/28/98	CS First Boston		200,000
	  50.00		0.11
Conv. Preferred

General Growth Properties	6/5/98	Lehman Brothers		350,000
25.00		0.09
7.25% Conv. Preferred

Capstar Broadcasting Corp.	5/26/98	CS First Boston		379,300
	  19.00		1.22